SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.      )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                          BANKATLANTIC BANCORP, INC.
               (Name of Registrant as Specified in Its Charter)

                          BANKATLANTIC BANCORP, INC.
   (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

[BANKATLANTIC             BANKATLANTIC BANCORP, INC.
 BANCORP. LOGO]           1750 EAST SUNRISE BOULEVARD
                        FORT LAUDERDALE, FLORIDA 33304

                                March 13, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc. (the "Company"), which will be held on Tuesday, April 14, 1998 at 1:00 p.m., local time, at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334.

     At the Annual Meeting, holders of the Company's Class B Common Stock will be asked to vote upon the election of three directors, one of which will serve on the Company's Board of Directors until the 2000 Annual Meeting of Shareholders and two of which will serve until the 2001 Annual Meeting of Shareholders and to vote upon the adoption of the BankAtlantic Bancorp 1998 Stock Option Plan.

     The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the action to be taken by the holders of Class B Common Stock at the Annual Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THESE PROPOSALS.

     Whether or not you plan to attend the Annual Meeting, and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. The prompt return of your proxy will save additional solicitation expense and will not affect your right to vote in person in the event that you attend the Annual Meeting. Please vote today.

     On behalf of your Board of Directors and the employees of the Company and its subsidiary, BankAtlantic, I would like to express our appreciation for your continued support.

                                        Sincerely,

                                        /s/ ALAN B. LEVAN

                                        Alan B. Levan
                                        Chairman of the Board

                          BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                        FORT LAUDERDALE, FLORIDA 33304

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 14, 1998

                               ----------------

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc. (the "Company"), will be held at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on April 14, 1998 commencing at 1:00 p.m., local time, for the following purposes:

   1. To elect three directors to the Company's Board of Directors, one of which will serve until the 2000 Annual Meeting and two of which will serve until the 2001 Annual Meeting.

   2. To consider and vote upon the adoption of the BankAtlantic Bancorp 1998 Stock Option Plan.

   3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice.

     Only holders of record of Class B Common Stock at the close of business on March 6, 1998 are entitled to notice of and to vote on all matters at the Annual Meeting. Class A Common Shareholders will not be entitled to vote at this meeting.

                                        Sincerely yours,

                                        /s/ JEAN CARVALHO

                                        Jean Carvalho
                                        Secretary

Fort Lauderdale, Florida
March 13, 1998

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          BANKATLANTIC BANCORP, INC.
                          1750 EAST SUNRISE BOULEVARD
                        FORT LAUDERDALE, FLORIDA 33304

                               ----------------
                                PROXY STATEMENT
                               ----------------
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankAtlantic Bancorp, Inc. (the "Company") of proxies for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334 on Tuesday, April 14, 1998, at 1:00 p.m., and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are expected to be mailed to shareholders on or about March 13, 1998.

GENERAL

     Each proxy solicited hereby, if properly executed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein. Executed proxies with no instructions contained therein will be voted for the election of the nominees as directors described below and in favor of the adoption of the 1998 Stock Option Plan. Although the Board of Directors is unaware of any matters to be presented at the Annual Meeting, other than matters disclosed herein, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote as proxies in accordance with their own best judgment on those matters.

     Only holders of the Company's Class B Common Stock will be entitled to vote at the Annual Meeting.

     Any shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before it is exercised by notifying the Secretary of the Company in writing at the address set forth above, by submitting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The Company will bear the expense of soliciting proxies in the accompanying form and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not intend to solicit proxies other than by use of mail, but certain directors, officers and regular employees of the Company or its subsidiary, BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, telegram, special letter or otherwise.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of the Company's Class B Common Stock at the close of business on March 6, 1998 (the "Record Date") are entitled to vote on all matters presented at the Annual Meeting. On the Record Date, there were 10,833,077 shares of Class B Common Stock issued and outstanding and each share of Class B Common Stock is entitled to one vote on all matters presented for a vote at the Annual Meeting. Holders of the Company's Class A Common Stock are not entitled to vote on any of the matters to be submitted for a vote at the Annual Meeting.

QUORUM; ADJOURNMENT

     The presence, in person or by proxy, of at least a simple majority of the total outstanding shares of Class B Common Stock is necessary to constitute a quorum to carry on business at the Annual Meeting.

In the event that there are not sufficient shares represented for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTE REQUIRED FOR APPROVAL

     Nominees for the terms to expire at the 2000 and 2001 Annual Meeting who receive a plurality of the votes of Class B Common Stock cast in person or by proxy at the Annual Meeting will be elected directors of the Company; accordingly, abstentions and broker non-votes will not affect the outcome of the election. The proposal for the approval of the 1998 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Class B Common Stock voting in person or by proxy at the Annual Meeting; accordingly, an abstention will have the same effect as a vote against the proposal, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes will have no effect on the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Listed in the table below are the beneficial owners known by the Company to hold as of March 2, 1998 more than 5% of the Company's outstanding Common Stock. In addition, this table includes the outstanding securities beneficially owned by the executive officers listed in the Summary Compensation Table and the number of shares owned by directors and executive officers as a group. Securities beneficially owned by directors and director nominees are disclosed under "Election of Directors" elsewhere herein.

                                                  CLASS A           CLASS B
                                                COMMON STOCK      COMMON STOCK
                                                 OWNERSHIP         OWNERSHIP        PERCENT OF       PERCENT OF
                                                   AS OF             AS OF            CLASS A         CLASS B
NAME OF BENEFICIAL OWNER                       MARCH 2, 1998     MARCH 2, 1998     COMMON STOCK     COMMON STOCK
------------------------                      ---------------   ---------------   --------------   -------------
BFC Financial Corporation (1)(2)(3) .........    6,578,671         4,876,124            30.55           45.01
Palisade Capital Management, L.L.C. .........    2,029,333                --             9.00              --
Alan B. Levan (1)(3) ........................    6,578,971         4,959,419            30.55           45.78
Frank V. Grieco .............................        5,430             9,099               *               *
Lewis F. Sarrica ............................          942            25,273               *               *
Jasper R. Eanes .............................        6,291             9,265               *               *
Marcia K. Snyder ............................        6,816            12,118               *               *
All directors and executive officers
  of the Company and BankAtlantic
  as a group (13 persons, including the
  individuals identified above) .............    6,840,789         5,356,784            31.77           49.45

----------------
 *  Less than one percent of the class.
(1) Mr. Levan may be deemed to be the beneficial owner of the shares of Class A and Class B Common Stock beneficially owned by BFC Financial Corporation ("BFC"), a financial services and savings bank holding company. In addition, Mr. Levan has sole voting and investment power with respect to 300 shares of Class A Common Stock and sole voting and investment power with respect to 208 shares of Class B Common Stock. Includes beneficial ownership of 83,087 shares of Class B Common Stock that may be acquired within 60 days pursuant to stock options on which shares Mr. Levan would have sole voting and investment power upon acquisition.
(2) BFC's mailing address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. Palisade Capital Management, L.L.C.'s mailing address is
    One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024.
(3) BFC Financial Corporation is controlled by Alan B. Levan and John E. Abdo who collectively may be deemed to have an aggregate beneficial ownership of 61.3% of the outstanding common stock of BFC. Mr. Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC and Mr. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of seven directors divided into three classes, each of which has three year terms which expire in annual succession. Three directors will be elected at the Annual Meeting, who will serve for terms expiring on the date of the Annual Meetings of Shareholders in 2000 and 2001, and in each case until their successors are duly elected and qualified. Unless otherwise directed, each proxy executed and returned by a Class B Common Stock shareholder will be voted for the election of the nominees shown in the accompanying table. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the shares represented by proxy will be voted for the other named nominees and for the person, if any, who is designated by the Board of Directors to replace such nominee.

     The following table sets forth the names of the directors of the Company including the names of directors of the Company whose terms of office will expire at the Annual Meeting. Each director whose term of office is to expire at the Annual Meeting will be nominated for reelection at the Annual Meeting. The table contains certain information with respect to the directors, including the principal occupation or employment for at least the previous five years, his or her positions or offices at the Company and BankAtlantic and the number and percentage of shares of the Company's Class A or Class B Common Stock beneficially owned by each director as of March 2, 1998.

                                                                       AMOUNT AND NATURE
                                                                         OF BENEFICIAL
                                                                        OWNERSHIP AS OF
                                                                         MARCH 2, 1998
                                                          --------------------------------------------
                                                FIRST             CLASS A               CLASS B
NAME AND PRINCIPAL                            BECAME A            COMMON                 COMMON
OCCUPATION OR EMPLOYMENT (1)          AGE   DIRECTOR (3)           STOCK                 STOCK
----------------------------         ----- -------------- ---------------------- ---------------------
NOMINEE FOR TERM ENDING IN 2000
Charlie C. Winningham, II ..........  65       1976               109,271(3)(6)          99,889(3)(6)
 President of C. C. Winningham
   Corporation, a land
   surveying firm

NOMINEES FOR TERMS ENDING IN 2001
Steven M. Coldren ..................  50       1986                24,936(3)(6)          19,438(3)(6)
 Chairman and President of
   Business Information Systems,
   Inc., a distributor of dictation,
   word processing and computer
   equipment and Chairman of
   Medical Information Systems
   Corp., a distributor of hospital
   computer systems
Mary E. Ginestra ...................  73       1980                44,473(6)             32,992(6)
 Private Investor

DIRECTORS FOR TERMS ENDING IN 1999
Bruno Di Giulian ...................  64       1985                61,842(4)(6)          56,501(4)(6)
 Of counsel, Ruden McClosky
   Smith Schuster & Russell, P.A.,
   a law firm
Alan B. Levan ......................  53       1984             6,578,971(2)          4,959,419(2)
 Chairman of the Board, Chief
   Executive Officer and President
   of the Company and
   BankAtlantic. Elected as an
   officer of BankAtlantic in 1987.
   President, Chairman of the
   Board and Chief Executive
   Officer of BFC Financial
   Corporation


                                       PERCENT OF     PERCENT OF
NAME AND PRINCIPAL                       CLASS A       CLASS B
OCCUPATION OR EMPLOYMENT (1)          COMMON STOCK   COMMON STOCK
----------------------------         -------------- -------------
NOMINEE FOR TERM ENDING IN 2000
Charlie C. Winningham, II ..........          *             *
 President of C. C. Winningham
   Corporation, a land
   surveying firm

NOMINEES FOR TERMS ENDING IN 2001
Steven M. Coldren ..................          *             *
 Chairman and President of
   Business Information Systems,
   Inc., a distributor of dictation,
   word processing and computer
   equipment and Chairman of
   Medical Information Systems
   Corp., a distributor of hospital
   computer systems
Mary E. Ginestra ...................          *             *
 Private Investor

DIRECTORS FOR TERMS ENDING IN 1999
Bruno Di Giulian ...................          *             *
 Of counsel, Ruden McClosky
   Smith Schuster & Russell, P.A.,
   a law firm
Alan B. Levan ......................       30.55         45.78
 Chairman of the Board, Chief
   Executive Officer and President
   of the Company and
   BankAtlantic. Elected as an
   officer of BankAtlantic in 1987.
   President, Chairman of the
   Board and Chief Executive
   Officer of BFC Financial
   Corporation


                                                                     AMOUNT AND NATURE
                                                                       OF BENEFICIAL
                                                                      OWNERSHIP AS OF
                                                                       MARCH 2, 1998
                                                           -------------------------------------
                                                FIRST         CLASS A             CLASS B            PERCENT OF      PERCENT OF
NAME AND PRINCIPAL                            BECAME A        COMMON              COMMON               CLASS A        CLASS B
OCCUPATION OR EMPLOYMENT (1)         AGE    DIRECTOR (3)       STOCK               STOCK            COMMON STOCK    COMMON STOCK
----------------------------------- -----  --------------  ------------   ----------------------   --------------  -------------
DIRECTORS FOR TERMS ENDING IN 2000
John E. Abdo ......................  54        1984             253(2)            131,789(2)(6)          *               1.22
 Vice Chairman of the Company
   and BankAtlantic. Elected as an
   officer of BankAtlantic in 1987.
   President and Chief Executive
   Officer of Abdo Companies,
   Director of Benihana National
   Corporation, Director and
   Chairman of the Board of
   Coconut Code
Frank V. Grieco ...................  53        1991           5,430                 9,099                *                 *
 Senior Executive Vice President of
   the Company and BankAtlantic.
   Elected as an officer of
   BankAtlantic in 1991


----------------
 *  Less than one percent of the class.
(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.
(2) Mr. Levan has sole voting and investment power with respect to 300 shares of Class A Common Stock and sole voting and investment power with respect to 208 shares of Class B Common Stock. Includes beneficial ownership of 83,087 shares of Class B Common Stock that may be acquired within 60 days pursuant to stock options on which shares Mr. Levan would have sole voting and investment power upon acquisition. The security ownership indicated above for Mr. Levan includes 6,578,671 Class A c.ommon shares and 4,876,124 Class B common shares owned by BFC (See "Security Ownership of Certain Beneficial Owners and Management"). BFC Financial Corporation is controlled by Alan B. Levan (45.5%) and John E. Abdo (15.8%) who collectively may be deemed to have an aggregate beneficial ownership of 61.3% of the outstanding common stock of BFC. Mr. Levan serves as Chairman, President and CEO of the Company, BankAtlantic and BFC and Mr. Abdo serves as Vice Chairman of the Company, BankAtlantic and BFC.
(3) Shares beneficially owned by the indicated director and his wife are: Mr. Coldren--518 Class A shares, 360 Class B shares; and Mr.
    Winningham--84,853 Class A shares, 58,873 Class B shares. The indicated director shares voting and investment power with respect to these shares.
(4) The indicated director's wife beneficially owns 37,424 Class A shares and 26,485 Class B shares.
(5) Indicates date of becoming a director of BankAtlantic. Each director became a director of the Company on July 13, 1994 when BankAtlantic completed its reorganization into a holding company structure.
(6) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options: Mr. Abdo--131,611 Class B shares; Mr. Di Giulian--24,418 Class A shares, 30,016 Class B shares; Mr. Coldren--24,418 Class A shares, 19,078 Class B shares; Mrs. Ginestra--24,418 Class A shares, 19,078 Class B shares; and Mr. Winningham--24,418 Class A shares, 41,016 Class B shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL OF THE NOMINEES BE ELECTED AS DIRECTORS.

DIRECTORS' FEES

     Directors of the Company each receive an annual retainer of $18,600 with no additional compensation for attendance at each Board of Directors' meeting or meeting of a committee of which he or she is a member. Directors who are also officers of the Company or BankAtlantic do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings. In 1994, upon the establishment of the 1994 BankAtlantic Stock Option Plan, non employee directors each received a one time grant of options to acquire 19,078 shares of the Company's Class B Common Stock. In 1996, upon the establishment of the 1996 BankAtlantic Bancorp Stock Option Plan non-employee directors each received a grant of options to acquire 12,209 shares of the Company's Class A Common Stock. Additionally, under the 1996 Stock Option Plan the non-employee directors received on May 1, 1997 an additional grant of options to acquire 12,209 shares of the Company's Class A Common Stock.

DIRECTOR AND MANAGEMENT INDEBTEDNESS

     BankAtlantic, in the ordinary course of its business, makes mortgage and other installment loans to its employees, officers and directors. These loans are made pursuant to normal lending criteria and in management's judgment do not involve more than the normal risk of collectibility nor present any other unfavorable features. Employees, officers and directors of BankAtlantic, prior to May 31, 1990, received a preferential interest rate on home mortgage loans. Executive officers and directors have not been entitled to reduced rates or reduced points on any new loans granted after May 31, 1990.

     The following table sets forth certain information, as of March 2, 1998, with respect to loans made by BankAtlantic to its executive officers and directors and members of their immediate families, who had aggregate borrowings of $60,000 or greater from BankAtlantic at any time since January 1, 1997. Each of the loans in the table represent conventional single family mortgage loans.

                                                     HIGHEST AMOUNT       OUTSTANDING
                                                   OUTSTANDING SINCE       BALANCE AT
NAME AND CAPACITY IN WHICH SERVED                   JANUARY 1, 1997      MARCH 2, 1998     INTEREST RATE
---------------------------------                 -------------------   ---------------   --------------
Jean E. Carvalho, Corporate Secretary .........         $ 70,319            $ 68,930            8.75*
Mary E. Ginestra, Director ....................          110,929             104,249            8.25*
Charlie C. Winningham II, Director ............          200,542             187,418            7.50*

----------------
* Denotes preferential rate

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met fourteen (14) times, took action by Unanimous Written Consent twice, and were polled twice during the last fiscal year. The Board of Directors has established a number of committees, including Audit and Compensation Committees. The Board of Directors does not have a Nominating Committee. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he or she served.

     The Audit Committee consists of: Steven M. Coldren, Chairman, Charlie C. Winningham, II and Mary E. Ginestra. The Committee met four (4) times during the last fiscal year. The Audit Committee recommends engagement of the independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, reviews the activities and recommendations of BankAtlantic's internal auditors, considers comments made by the independent auditors with respect to BankAtlantic's and the Company's internal control structure, and reviews internal accounting procedures and controls with BankAtlantic's financial and accounting staff.

     The Compensation Committee consists of: Bruno L. Di Giulian, Chairman, Mary E. Ginestra, Charlie C. Winningham, II and Steven M. Coldren. The Committee met eight (8) times during the 1997 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for BankAtlantic executives and recommends the compensation arrangements for senior management and directors. It also served as the Stock Option Committee for the purpose of determining the options granted under the Company's 1984, 1994 and 1996 Stock Option Plans.

     All stock ownership reports to be filed by officers and directors of BankAtlantic Bancorp, Inc. and BankAtlantic were timely filed.

SUMMARY COMPENSATION TABLE

     Officers of the Company receive no additional compensation other than that paid by the Company's subsidiary, BankAtlantic. The following table sets forth certain summary information concerning compensation paid or accrued by BankAtlantic to or on behalf of BankAtlantic's Chief Executive Officer ("CEO") and each of the four other highest paid executive officers of BankAtlantic (determined as of December 31, 1997) for the fiscal years ended December 31, 1997, 1996 and 1995:

                                                                            LONG TERM COMPENSATION
                                                                     ------------------------------------
                                        ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                               ------------------------------------- -------------------------- ---------
                                                           OTHER      RESTRICTED      NUMBER
                                                          ANNUAL         STOCK       OF STOCK
NAME AND                                               COMPENSATION    AWARDS(S)     OPTIONS       LTIP       ALL OTHER
PRINCIPAL POSITION       YEAR     SALARY      BONUS         ($)           ($)      AWARDED (A)   PAYOUTS     COMPENSATION
----------------------- ------ ----------- ---------- -------------- ------------ ------------- --------- -----------------
ALAN B. LEVAN -         1997    $350,574    $     --       --            --           93,750       --        $  156,432(c)
Chairman of the         1996     321,168     193,740       --            --          146,485       --           158,045(c)
Board, CEO, President   1995     313,080          --       --            --          228,884       --               900(b)

FRANK V. GRIECO -       1997     292,540      59,000       --            --           46,877       --             1,600(b)
Senior E.V.P.,          1996     279,873      56,442       --            --           73,245       --             1,500(b)
Director                1995     265,785          --       --            --          114,445       --               900(b)

LEWIS F. SARRICA -      1997     210,812      31,251       --            --           23,440       --             1,600(b)
E.V.P., Chief           1996     201,915      29,905       --            --           36,625       --             1,500(b)
Investment Officer      1995     193,740          --       --            --           57,227       --               900(b)

JASPER R. EANES -       1997     181,331      44,653       --            --           23,440       --             1,600(b)
E.V.P., Chief           1996     173,704      47,730       --            --           36,625       --             1,500(b)
Financial Officer       1995     166,405          --       --            --           57,227       --               900(b)

MARCIA K. SNYDER -      1997     179,970      45,000       --            --           23,440       --             1,600(b)
E.V.P., Commercial      1996     160,214      44,501       --            --           36,625       --             1,500(b)
Lending                 1995     150,643          --       --            --           57,227       --               879(b)

----------------
(a) The number of options has been adjusted to reflect stock splits effected after grant date.
(b) BankAtlantic contributions to its 401(k) savings plan on behalf of the named executive.
(c) Includes $1,600 (1997) and $1,500 (1996) BankAtlantic contributions to its 401(k) savings plan on behalf of Mr. Levan and $154,832 (1997) and $156,545 (1996) which represents the value of the benefit received by Mr. Levan in connection with premiums paid by the Company for a split-dollar life insurance policy. See Executive Compensation -- Split-Dollar Life Insurance Plan.

OPTIONS GRANTS TABLE

     The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company's 1996 Stock Option Plan during the fiscal year ended December 31, 1997. The Company has not granted and does not currently grant stock appreciation rights.

                                                 INDIVIDUAL GRANTS
                             ----------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                               NUMBER OF          % OF                                            STOCK PRICE
                               SECURITIES     TOTAL OPTIONS                                    APPRECIATION FOR
                               UNDERLYING      GRANTED TO       EXERCISE                        OPTION TERM (2)
                                OPTIONS       EMPLOYEES IN     PRICE PER     EXPIRATION   ---------------------------
NAME                          GRANTED (1)      FISCAL YEAR       SHARE          DATE         5% ($)        10% ($)
----                         -------------   --------------   -----------   -----------   -----------   -------------
Alan B. Levan ............      93,750             11.17        $  7.92       5-6-07       $47,9168      $1,202,805
Frank V. Grieco ..........      46,877              5.58           7.92       5-6-07        239,594         601,427
Lewis F. Sarrica .........      23,440              2.79           7.92       5-6-07        119,804         300,733
Jasper R. Eanes ..........      23,440              2.79           7.92       5-6-07        119,804         300,733
Marcia K. Snyder .........      23,440              2.79           7.92       5-6-07        119,804         300,733

----------------
(1) Options vest on May 6, 2002. All option grants are in Class A Common Stock.
(2) Amounts for the named executive have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts under these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company's stock price.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 1997 and the status of their options on December 31, 1997: (i) the number of shares of Class A and Class B Common Stock underlying options exercised during 1997, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1997 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1997.


                                                          NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                         NUMBER OF                       UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                          SHARES                           OPTIONS ON 12/31/97                 ON 12/31/97 (1)
                         ACQUIRED      VALUE     --------------------------------------- ----------------------------
                           UPON       REALIZED       EXERCISABLE        UNEXERCISABLE
                         EXERCISE       UPON     ------------------- -------------------
NAME                    OF OPTION     EXERCISE    CLASS A   CLASS B   CLASS A   CLASS B   EXERCISABLE   UNEXERCISABLE
---------------------- ----------- ------------- --------- --------- --------- --------- ------------- --------------
Alan B. Levan ........   180,134    $1,277,222      0       83,087    240,235  457,768      $809,175     $5,718,845
Frank V. Grieco ......    13,659        77,993      0         0       120,122  228,891             0      2,859,513
Lewis F. Sarrica .....         0             0      0       24,415     60,065  114,454       245,136      1,429,857
Jasper R. Eanes ......     7,947        44,109      0         0        60,065  114,454             0      1,429,857
Marcia K. Snyder .....    33,154       178,939      0         0        60,065  114,454             0      1,429,857

----------------
(1) Based upon fair market values of $13.05 and $13.60 at December 31, 1997 which is the closing price for Class A and Class B Common Stock, respectively, as reported on the New York Exchange and the Nasdaq National Market on the last trading date of 1997.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors has designated Directors Di Giulian, Winningham, Coldren and Ginestra to serve on the Compensation Committee. The Company's executive officers are also executive officers of BankAtlantic and are compensated by BankAtlantic and receive no additional compensation from the Company. As described under "Director and Management Indebtedness", Directors Ginestra and Winningham have outstanding loans from BankAtlantic.

EXECUTIVE OFFICER COMPENSATION

     BankAtlantic's compensation program for executive officers consists of four key elements: a base salary, an incentive bonus, deferred compensation and periodic grants of stock options. The Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short and long term interests of the Company and its shareholders. Thus, compensation for BankAtlantic's executive officers involves a significant portion of pay which depends on incentive payments which are earned only if corporate goals are met or exceeded, and stock options, which directly relate a significant portion of an executive officer's long term remuneration to stock price appreciation realized by the Company's shareholders.

BASE SALARY

     The Company offers competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Committee annually examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer ("CEO"). Salary recommendations take into account the decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.

ANNUAL INCENTIVE PROGRAM

     The Company's management incentive program is designed to motivate executives by recognizing and rewarding performance against predetermined annual financial objectives. The Committee uses the annual incentive program to compensate executives based on the Company's profitability and achievement of individual performance goals. A minimum profitability threshold must be achieved before any incentive may be earned.

     Each year, the Committee establishes an incentive payout schedule based on the Company's annual financial objectives being achieved. Each participant has a competitive target award expressed as a percentage of salary, which varies according to level of responsibility. Each participant's target award includes both corporate and individual components, which are weighted according to the executive's sphere of responsibility.

LONG-TERM INCENTIVE PLAN

     A Long-Term Incentive Compensation Plan is the primary vehicle for providing long-term compensation to those officers who have a more direct impact on creating shareholder value. Executive officers are eligible to receive on an annual basis, subject to 5 year vesting, deferred compensation of $10,000 each if certain corporate profits are achieved. The same individuals will be eligible to receive, subject to 5 year vesting, deferred compensation of an additional $10,000 each if higher corporate profits are achieved.

STOCK OPTIONS

     Executive officers of BankAtlantic were granted stock options during 1997. All of the stock options were granted with an exercise price equal to at least 100% of the market value of Class A Common Stock on the date of the grant. As such, the higher the trading price of the Class A Common Stock, the higher the value of the stock options. The granting of options is totally discretionary and options are awarded based on an assessment of an employee's contribution to the success and growth of the Company. Grants of stock options to executive officers are generally made upon the recommendation of the CEO based on the level of an executive's position with the Company or BankAtlantic, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options will enable the Company and BankAtlantic to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     As previously indicated, the Committee believes that the Company's total compensation program is appropriately based upon business performance, market compensation levels, and personal performance. The Committee reviews and fixes the base salary of the CEO based on those factors described above for other executive officers as well as the Committee's assessment of Mr. Levan's past performance as CEO and its expectation as to his future contributions. In 1997 Mr. Levan received a 4.5% base salary increase. This increase reflected BankAtlantic's effort to control costs while at the same time rewarding the executives, including Mr. Levan, who are largely responsible for BankAtlantic's profitability.

     As discussed under "Split-Dollar Life Insurance Plan" elsewhere herein, Mr. Levan benefited from the establishment of such plan. This plan was established to restore retirement benefits to all executives whose benefits were limited under changes to the Internal Revenue Code (the "Code") and to maintain a parity of benefits made available to the Company's executives including Mr. Levan. All eligible executives presently have enhanced benefits under BankAtlantic's defined benefit plan with the exception of Mr. Levan who was unable to have benefits restored under existing Code guidelines. Mr. Levan is currently the only participant under this Split-Dollar Life Insurance Plan and his 1997 benefit is shown under the Summary Compensation Table.

     The Committee took particular note of the success of BankAtlantic's operations under Mr. Levan's leadership. Specifically, it acknowledged the continued achievement of record earnings in each of the past six years. Additionally, the Committee noted that the Company's Class B Common Stock has increased in value since January, 1992, the Company's Class A Common Stock increased in value since initial issuance in March, 1996 and that in 1997 the Company successfully consummated public offerings of $74.75 million of Trust Preferred Securities, $100 million of 5.625% Convertible Subordinated Debentures and 4,312,500 shares of Class A Common Stock. Future increases and bonuses, if any, will continue to be reflective of the amounts paid to chief executive officers at other public companies, as well as the Company's financial condition, operating results and attainment of strategic objectives.

SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE:

     Bruno L. Di Giulian, Chairman     Mary E. Ginestra
     Charlie C. Winningham, II         Steven M. Coldren

RETIREMENT BENEFITS

     All of the individuals named in the Summary Compensation Table are participants in the Retirement Plan for Employees of BankAtlantic ("the Plan"), which is a defined benefit plan. The Plan is designed to provide retirement income related to an employee's salary and years of active service. The cost of the Plan is paid by BankAtlantic and all contributions are actuarially determined. BankAtlantic's contributions to the Plan with respect to the individuals named in the Summary Compensation Table cannot readily be separately or individually calculated by the actuaries of the Plan. At December 31, 1997, the individuals named in the Summary Compensation Table had the following credited years of service under the Plan: Mr. Levan--25 years, Mr. Grieco--15 years, Mr. Sarrica--12 years, Mr. Eanes--9 years and Ms. Snyder--10 years.

     In general, the Plan provides for monthly payments to or on behalf of each covered employee upon such employee's retirement (with provisions for early or postponed retirement), death or disability. The amount of the monthly payments is based generally upon the employee's average regular monthly compensation for the highest consecutive five years of the last ten years prior to retirement, death or disability, and upon such employee's years of service with BankAtlantic. Benefits under the Plan vest fully upon completion of five years of service. Benefits are payable on the basis of ten-years certain and life thereafter. The benefits are not subject to any deduction for Social Security or other offset amounts.

     As permitted by the Employee Retirement Income Security Act of 1974, BankAtlantic amended the Plan and adopted another benefit plan to supplement post-employment benefits payable to certain executives. This was necessary because of a previous reduction in benefit increases under the Plan imposed by the Internal Revenue Code (the "Code"). The Code restricts the amount of the executive's compensation that may be taken into account for Plan purposes, regardless of the executive's actual compensation. The amendment to the Plan enhances retirement benefits to the executives named below by providing to the executives, to the extent permitted by the Code, the same retirement benefit to which they would have been eligible under the Plan had the Code limits not been enacted. The approximate percentages of pre-retirement compensation for which the executives will be eligible under the Plan as a result of the amendment are as follows: Mr. Levan--33%, Mr. Grieco--42%, Mr. Sarrica--39% and Mr. Eanes--38% and Ms. Snyder--57%. Because the percentage of pre-retirement compensation payable from the Plan to Mr. Levan after the Plan's amendment falls short of the benefit that Mr. Levan would have received under the Plan had the Code limits not been enacted, BankAtlantic adopted the BankAtlantic Split-Dollar Life Insurance Plan, an employee benefit plan described below.

     The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service.

                           ESTIMATED ANNUAL BENEFITS

                                               YEARS OF CREDITED SERVICE
                             -------------------------------------------------------------
          AVERAGE
         FIVE YEAR
       COMPENSATION
       AT RETIREMENT          5 YEARS     10 YEARS     20 YEARS     30 YEARS     40 YEARS
--------------------------   ---------   ----------   ----------   ----------   ----------
        $120,000              $10,380     $20,760      $41,520      $62,280      $ 83,160
         150,000               13,005      26,010       52,020       78,030       104,160
   160,000 and above           13,880      27,760       55,520       83,280       111,160

SPLIT-DOLLAR LIFE INSURANCE PLAN

     BankAtlantic adopted the Split-Dollar Life Insurance Plan (the "Split-Dollar Plan") in 1996 to restore retirement benefits to executives that were limited under changes to the Code. Currently, because Mr. Levan is the only executive whose reduction in benefits could not be addressed through an amendment to the Plan, Mr. Levan is the only participant in the Split-Dollar Plan. Under the Split-Dollar Plan and its accompanying agreement with Mr. Levan, BankAtlantic arranged for purchase of an insurance policy (the "Policy") insuring the life of Mr. Levan. Pursuant to its agreement with Mr. Levan, BankAtlantic will make premium payments for the Policy. The Policy is anticipated to accumulate significant cash value over time, which cash value is expected to supplement Mr. Levan's retirement benefit payable from the Plan. Mr. Levan owns the Policy but BankAtlantic will be reimbursed for the amount of premiums the Bank pays for the Policy upon the earlier of Mr. Levan's retirement or death. The portion of the amount of the 1997 premium paid for the insurance policy that is considered compensation to Mr. Levan is included in the Summary Compensation Table.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total returns (assuming reinvestment of dividends) for the Class B Common Stock, the Nasdaq Stock Market (U.S. companies) and Nasdaq Financial Stocks and assumes $100 is invested on December 31, 1992.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                               December 31,
---------------------------------------------------------------------------
                            1992    1993    1994     1995     1996     1997
---------------------------------------------------------------------------
BankAtlantic Bancorp, Inc.   100     190     216      327      364      713
---------------------------------------------------------------------------
Nasdaq Stock Market          100     115     112      159      195      240
---------------------------------------------------------------------------
Nasdaq Financial Stocks      100     116     117      170      218      334
---------------------------------------------------------------------------

               PROPOSAL TWO: APPROVAL OF 1998 STOCK OPTION PLAN

     On March 10, 1998, the Board of Directors of the Company adopted the BankAtlantic Bancorp 1998 Stock Option Plan in the form attached as Appendix A to this Proxy Statement, subject to the approval of the holders of a majority of the shares of Class B Common Stock present, in person or by proxy, at the Annual Meeting. As described below, the 1998 Stock Option Plan provides for the issuance of options to purchase the Company's Class A and options to purchase the Company's Class B Common Stock. In the opinion of the Company's Board of Directors, the use of stock options with respect to the Company's Common Stock, is an appropriate way to compensate employees, to retain the best possible individuals, to provide additional incentive to the employees and others who perform services for the Company and its subsidiaries, and to promote the success of the Company's business.

     The Company's 1996 Stock Option Plan, which expires in 2006, provides for the issuance of options to purchase up to 1,925,361 shares of Class A Common Stock. As of March 2, 1998, options to purchase 1,623,492 shares of Class A Common Stock under the Company's 1996 Stock Option Plan were outstanding and options to purchase 301,869 shares of Class A Common Stock remain available for grant under such plan. As of March 2, 1998, options to purchase 1,693,285 shares of Class B Common Stock under the Company's 1994 Stock Option Plan were outstanding and options to purchase 387,088 shares of Class B Common Stock remain available for grant under such plan. As of March 2, 1998, options to purchase 277,142 shares of Class B Common Stock under the Company's 1984 Stock Option Plan were outstanding and options to purchase 3,547 shares of Class B Common Stock remain available for grant under such Plan. Options granted under the 1984 Stock Option Plan, the 1994 Stock Option Plan, and the 1996 Stock Option Plan, if exercised, would represent 10.57% of the Company's total outstanding capital stock. Management believes that the adoption of the 1998 Stock Option Plan will give the Company additional flexibility in the future to attract and retain employees and directors. In addition, BankAtlantic sponsors a noncontributory defined benefit plan and a defined contribution 401(k) plan.

     A description of the 1998 Stock Option Plan is set forth below; however, reference is made to the full text of the 1998 Stock Option Plan and the discussion below is qualified in its entirety by reference thereto.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

     SHARES SUBJECT TO THE 1998 STOCK OPTION PLAN. Subject to adjustments authorized by the 1998 Stock Option Plan, the maximum number of shares which may be issued under the 1998 Stock Option Plan is 800,000 shares of the Company's Class A Common Stock and 150,000 shares of Class B Common Stock. The number of shares available for grant will be reduced by the number of stock options granted and will be increased at such time as the options lapse or terminate. In the event of adjustments to the authorized or outstanding common stock or stock dividends payable on common stock, the number of shares subject to options will be appropriately adjusted to protect against dilution. No individual may be granted options in any calendar year covering an aggregate of more than 150,000 shares of Common Stock.

     ADMINISTRATION. The 1998 Stock Option Plan provides that it will be administered by a committee appointed by the Board of Directors of the Company. The Board of Directors has indicated that the Compensation Committee, which is comprised of outside directors, shall serve in such capacity. The Compensation Committee shall consist of persons who will be outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee shall have the authority, in its discretion, to (i) select grantees, (ii) determine the nature, amount, time and manner of issuance of awards made under the 1998 Stock Option Plan and the terms and conditions applicable thereto, (iii) interpret the 1998 Stock Option Plan and (iv) make all other determinations deemed necessary or advisable for the administration of the 1998 Stock Option Plan.

     PARTICIPATION. Incentive stock options may be granted only to employees. Non-qualified stock options may be granted to employees as well as directors, independent contractors and agents, as determined by the Compensation Committee. Any person who has been granted an option may, if he is otherwise eligible, be granted an additional option or options. The 1998 Stock Option Plan provides for an automatic grant to non-employee directors of the Company of non-qualified options to acquire 5,000 shares of Class A Common Stock, subject to adjustment upon certain changes in the Company's capitalization, on the day following the date of the 1998 Annual Meeting or the date such person is first elected as a director, whichever is later, at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant.

     OPTIONS. Stock options will be exercisable at such time following the date of grant as may be determined by the Compensation Committee administering the 1998 Stock Option Plan. The option price may not be less than 100% of the fair market value of Class A or Class B Common Stock into which such option is exercisable, as applicable, on the date the option is granted. In order to exercise an option, in whole or in part, the grantee must give written notice to the Company's Secretary accompanied by full payment in cash, check, promissory note or, if the grantee elects and if applicable holding period requirements are met, with the approval of the Compensation Committee, in shares of the Company's capital stock having a fair market value on the date of exercise equal to the purchase price, or a combination of the foregoing. As noted above, the 1998 Stock Option Plan provides for the delivery of already owned shares of capital stock as payment of the option price. Accordingly, if the shares owned by an option holder have a market value greater than the exercise price of the option, the owner may exchange the shares held by him for a larger number of lower priced option shares by applying the market value determined by the Compensation Committee of the shares owned by him towards payment of the option price.

     Stock options shall in all cases terminate and will not be exercisable after the expiration of the term of the option and may, except in certain circumstances, only be exercised if the grantee at the time of exercise is an employee of the Company or a subsidiary. In the case of termination, other than termination for cause, the vested option shall be exercisable for a period of up to three months, unless termination is as a consequence of physical or mental disability or death in which case the option may be exercised for a period of up to twelve months after termination. If death occurs within thirty days following termination, the option may be exercised for up to three months following death to the extent exercisable on the date of termination. In the case of termination for cause, stock options are immediately cancelled and will not be exercisable.

     The 1998 Stock Option Plan gives the Compensation Committee authority to accelerate the exercise date of any unvested option including in the event of the sale or merger of the Company or a tender offer or exchange offer for Class A Common Stock or Class B Common Stock, as applicable. Management believes that such vesting may be appropriate in order to allow option holders to participate in such cases on the same terms as other shareholders. To the extent that options are granted to management and the options are exercisable pursuant to such accelerated vesting provisions, the Company may be a less attractive candidate for acquisition.

FEDERAL INCOME TAX CONSEQUENCES

     INCENTIVE STOCK OPTIONS. The grant of an incentive stock option has no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option generally has no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon sale and the exercise price of the shares. In such a case, the Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If, however, an optionee disposes of the shares prior to the expiration of the required holding period, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction if applicable reporting or withholding requirements are satisfied. The required holding period is two years from the date of grant of the option and one year after the date of issuance of the shares. The tax basis of the shares received upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, included in gross income as compensation income.

     NON-QUALIFIED OPTIONS. The grant of a non-qualified stock option has no immediate tax consequences to the optionee or the Company. Upon the exercise of the non-qualified stock option, the optionee generally recognizes ordinary income in the amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction if applicable reporting or withholding requirements are satisfied. The optionee's tax basis in the shares will be equal to the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares and assuming the shares are held as capital assets. Future changes in existing laws and regulations may change the tax status of the options granted and/or exercised under the 1998 Stock Option Plan.

     REQUIRED VOTE. The affirmative vote of a majority of the shares of Class B Common Stock, represented in person or by proxy, cast at the Annual Meeting is required to approve the 1998 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL

                                OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company are not aware of any matters, other than as set forth in the accompanying Notice of Meeting, that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has reappointed KPMG PEAT MARWICK LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

     Representatives of KPMG PEAT MARWICK LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Company, expected to be held in May 1999, must be in writing and received by the Secretary of the Company at its main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304, no later than January 1, 1999. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company's proxy statement and form of proxy for that meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ JEAN CARVALHO

                                        Jean Carvalho
                                        Secretary

March 13, 1998

                                  APPENDIX A

                  BANKATLANTIC BANCORP 1998 STOCK OPTION PLAN

     1. PURPOSES. The purposes of this BankAtlantic Bancorp 1998 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options", as defined in
Section 422 of the Internal Revenue Code of 1986, as amended, or "non-qualified stock options", at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

     2. DEFINITIONS. As used herein, the following definitions shall apply:

      (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

      (b) "CLASS A COMMON STOCK" shall mean the Class A common stock, par value $.01 per share, of the Company.

      (c) "CLASS B COMMON STOCK" shall mean the Class B common stock, par value $.01 per share, of the Company.

      (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "COMPANY" shall mean BankAtlantic Bancorp, Inc., a Florida corporation, and its successors and assigns.

      (f) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

      (g) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee.

      (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      (j) "INCENTIVE STOCK OPTION" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (k) "NONQUALIFIED STOCK OPTION" shall mean a stock option not intended to qualify as an Incentive Stock Option.

      (l) "OPTION" shall mean a stock option granted pursuant to the Plan.

      (m) "OPTIONED STOCK" shall mean the Class A Common Stock or Class B Common Stock, as applicable, subject to an Option.

      (n) "OPTIONEE" shall mean the recipient of an Option.

      (o) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (p) "RULE 16B-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

      (q) "SHARE" shall mean a share of the Class A Common Stock or Class B Common Stock, as applicable, as adjusted in accordance with Section 12 of the Plan.

      (r) "STOCK OPTION AGREEMENT" shall mean the written option agreements described in Section 17 of the Plan.

      (s) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (t) "TRANSFEREE" shall mean a "transferee" of the Optionee as defined in
Section 11 of the Plan.

      3. STOCK. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is 950,000 shares, consisting of 800,000 shares of authorized, but unissued, or reserved Class A Common Stock and 150,000 shares of authorized, but unissued, or reserved Class B Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     Subject to the provisions of Section 12 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than 150,000 Shares.

     4. ADMINISTRATION.

      (a) PROCEDURE. The plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom will be an "outside director" as defined for purposes of Section 162(m) of the Code. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan.

      (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, including, without limitation, Section 6 of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Nonqualified Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 9(b) of the Plan, the fair market value of the Class A Common Stock or Class B Common Stock, as applicable; (iii) to determine the exercise price per share of Options to be granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, the number of shares to be represented by each Option and whether the Option will be exercisable for Class A Common Stock or Class B Common Stock; (v) to determine the vesting schedule of the Options to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees or Transferees, if applicable.

     5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as directors, independent contractors and agents, as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the fair market value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

     The plan shall not confer upon any Optionee any right with respect to continuation of employment, nor shall it interfere in any way with his right or the Company's or any Parent or Subsidiary's right to terminate his employment at any time.

     6. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Each person who is a non-Employee director of the Company on the day following the 1998 Annual Meeting of Stockholders of the Company and each person (other than an Employee) who is first elected as a director of the Company on a date subsequent to the 1998 Annual Meeting of Stockholders shall automatically receive on such date an Option to acquire 5,000 Shares of Class A Common Stock. The number of Shares subject to the Options to be granted under this Section 6 shall be adjusted in the event of a stock split or payment of a stock dividend in accordance with the provisions of Section 12 of the Plan as if such Options were outstanding on the record date with respect to such events, provided, however, that such adjustment shall not be applicable to any stock split or stock dividend declared or recommended by the Board of Directors at or prior to the 1998 Annual Meeting of Stockholders of the Company. The per Share exercise price for the Shares to be issued pursuant to Options granted under this Section 6 shall be as set forth in Section 9 (a)(ii) of the Plan. Non-Employee directors shall have the right, if they so wish, to decline receipt of any Options to be granted under this Section 6 of the Plan.

     7. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, if the Plan is not approved by shareholders of the Company in accordance with Section 18 of the Plan within twelve months after the date of adoption by the Board of Directors, the Plan and any Options granted thereunder shall terminate and become null and void. The Plan shall continue in effect ten years from the effective date of the Plan, unless sooner terminated under Section 14 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement; provided, however, that the term of each Option granted under
Section 6 of the Plan shall be ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's Stock Option Agreement.

     9. EXERCISE PRICE AND CONSIDERATION.

      (a) PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

        (i) In the case of an Incentive Stock Option which is

         (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

         (B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

        (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 6 of the Plan, shall be equal to one hundred percent (100%) of the fair market value per Share on the date of the grant.

      (b) DETERMINATION OF FAIR MARKET VALUE. The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock or Class B Common Stock, as applicable, the fair market value per Share shall be (i) if the Class A Common Stock or Class B Common Stock, as applicable, is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the date of grant of the Option, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock or Class B Common Stock, as applicable, is quoted on the National Association of Securities Dealers Automated Quotations ("NASDAQ") System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the date of grant, as reported by a generally recognized reporting service.

      (c) CERTAIN CORPORATE TRANSACTIONS. Notwithstanding Section 9(a) of the Plan, in the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an "incentive stock option") to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

      (d) PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company's capital stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Florida Law. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company's capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes.

     10. EXERCISE OF OPTION.

      (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9(d) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) TERMINATION OF STATUS AS AN EMPLOYEE. Subject to this Section 10(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee.

      (c) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 10(b) above, in the event an Employee is unable to continue his employment as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he or any Transferee may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

      (d) DEATH OF OPTIONEE. In the event of the death of an Optionee:

        (i) during the term of the Option who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

        (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

     11. TRANSFERABILITY OF OPTIONS. During an Optionee's lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that any Nonqualified Stock Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee; or (3) any charitable organization exempt from income tax under
Section 501(c)(3) of the Code (collectively, a "Transferee"). Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

     12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Class A Common Stock or Class B Common Stock, as applicable, covered by each outstanding Option, and the number of shares of Class A Common Stock or Class B Common Stock, as applicable, which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Class A Common Stock or Class B Common Stock, as applicable, covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock or Class B Common Stock, as applicable, resulting from a stock split or the payment of a stock dividend with respect to such stock or any other increase or decrease in the number of issued shares of such stock effected without receipt of consideration by the Company; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code; and provided, further, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee or the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock or Class B Common Stock, as applicable, subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock or Class B Common Stock will be entitled to receive stock or securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     13. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     14. AMENDMENT AND TERMINATION OF THE PLAN.

      (a) COMMITTEE ACTION; STOCKHOLDERS' APPROVAL. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company's shareholders.

      (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of shareholders or Optionees.

     15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

     17. STOCK OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board of Directors or the Committee shall approve.

     18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within twelve months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be: (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

     19. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option

Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such option will be an incentive stock option as defined in Section 422 of the Code.

     20. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     21. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     22. WITHHOLDINGS. The Company and any Subsidiary may, to the extent permitted by law, deduct from any payments or transfers of any kind due to an Optionee or Transferee the amount of any federal, state, local or foreign taxes required by any governmental regulatory authority to be withheld or otherwise deducted with respect to the Options or the Optioned Stock.

     23. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

     24. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     25. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                                 REVOCABLE PROXY
           THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF BANKATLANTIC BANCORP, INC.

         The undersigned appoints Bruno Di Giulian and John E. Abdo or either of them, with full power of substitution and resubstitution, proxies of the undersigned with all the powers that the undersigned would possess if personally present to cast all votes which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of BankAtlantic Bancorp, Inc. (the "Company"), to be held at 1:00 p.m. local time, on Tuesday, April 14, 1998, at the Westin Hotel Cypress Creek, 400 Corporate Drive, Fort Lauderdale, Florida 33334, and at any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

         1. Election of one director to serve a two year term to expire in 2000 and two directors to serve three-year terms to expire in 2001.

                                                         Nominee to serve a two year term to expire in 2000:
                                                         Charlie C. Winningham, II
   FOR all nominees                  WITHHOLD
   listed to the right               AUTHORITY           Nominees to serve three year terms to expire in 2001:
(except as indicated to the  to vote for all nominees    Steven M. Coldren and Mary E. Ginestra
       contrary)                listed to the right
          [ ]                           [ ]              TO WITHHOLD AUTHORITY to vote for any individual
                                                         write that nominee's name here:

                                                         ----------------------------------------

         2. Adoption of the BankAtlantic Bancorp 1998 Stock Option Plan.

                        [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR the items set forth on this card and as described in the accompanying Notice of Annual Meeting and Proxy Statement.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment thereof. This Proxy will be voted in accordance with the instructions set forth herein, or in the event no instructions are set forth, this Proxy will be voted FOR the nominees and the item set forth on this card and as described in the accompanying Notice of Annual Meeting and Proxy Statement. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

         Please complete, sign, date and return promptly this Proxy in the enclosed pre-addressed return envelope. No postage is required for mailing in the United States.

                                    Date: ____________________________________


                                    __________________________________________
                                               (Month, day, year)

                                    __________________________________________
                                                   Signature(s)

                                    __________________________________________
                                                   Signature(s)

                                    IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.